BlackRock World Income Fund, Inc.

 (formerly Merrill Lynch World Income Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 20 filed on September 27, 2006 (SEC Accession No. 0001193125-06-197860).